UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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INFORMATICA CORPORATION
(Name of Registrant as Specified In Its Charter)

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The following is an e-mail from Sohaib Abbasi, chairman and CEO of Informatica Corporation, to employees on April 7, 2015.

Team Informatica,

Our announcement today marks the beginning of the next phase of the Informatica journey. Today, we announced that Informatica has entered into an agreement to be acquired by the Permira funds and Canada Pension Plan Investment Board (CPPIB) for approximately $5.3 billion. A copy of the press release is attached to this note. The transaction is expected to be completed in either the second or third quarter 2015, subject to shareholder approval and customary regulatory approvals.

Our Board of Directors, assisted by advisers, carefully considered several strategic alternatives and unanimously concluded that the sale of Informatica to the Permira funds and CPPIB is in the best interest of all Informatica stakeholders. This transaction delivers immediate, compelling value to Informatica shareholders and represents the largest leveraged buy-out in 2015. Few companies have exceeded $1 billion in annual revenue; fewer still have attained greater than $5 billion in equity value. These remarkable milestones were possible through your tireless efforts, your world-class innovation and your amazing devotion to customer success. As we transition from a publicly-traded company to a private enterprise, I would like to thank each of you for your exceptional efforts in building Informatica into a billion-dollar category leader!

With change, it is only natural to wonder what tomorrow may bring. I would like to assure you that it is, indeed, business as usual at Informatica. Our management team and I look forward to continuing to work with you as we map out our next steps. And, I would like to reassure you that Permira and CPPIB are focused on having us continue to grow our business and intend to favorably treat any existing equity awards.

Importantly, our vision, strategy, and plans remain unchanged. Our vision is to power the data-ready enterprise. Our three-pronged growth strategy is: 1) to expand across all major geographic regions, 2) to grow across all customer data initiatives, and 3) to advance technology leadership in all things data.  Our go-to-market plans remain the same with five compelling solutions:  total customer relationship, next generation analytics, cloud modernization, application consolidation, and data governance. Finally, our innovation roadmap still consists of our four billion-dollar opportunities:  MDM , Big Data, Cloud Integration, and Data Security.

As you may know, Permira is an international private equity firm which specializes in five key sectors: Consumer, Financial Services, Healthcare, Industrials, and Technology, Media, and Telecommunications. The Permira funds have a long track record of successfully investing in technology companies around the world. CPPIB is a professional investment management organization that invests in public equities, private equities, real estate, infrastructure, and fixed income instruments.

With today’s announcement, Informatica is strongly positioned for an even brighter future.  On completion of the transaction, we will have new world-class partners with unparalleled global experience. Permira and CPPIB are ideal allies and partners in Informatica’s journey. They share our vision for Informatica. We have much to gain by working together.

I realize that despite the distractions this year, you have remained focused on your job and for that I thank you. I commend you on your dedication and urge you to remain just as focused on your job going forward. As always, our company’s future is in your hands!

As an immediate next step, I look forward to further discussing this with you at our All Hands call, which will be scheduled for Wednesday, April 8 at 10 am PT.

I look forward to speaking with you.

Sohaib

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this email, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Informatica may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain stockholder approval or the failure to satisfy the closing conditions. Factors that may affect the business or financial results of Informatica are described in the risk factors included in Informatica’s filings with the Securities and Exchange Commission (the “SEC”), including Informatica’s 2014 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. Informatica expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional Information and Where to Find It

In connection with the proposed transaction, Informatica will file with the SEC and furnish to Informatica’s stockholders a proxy statement. Stockholders are urged to read the proxy statement when it becomes available because it will contain important information about the proposed transaction. Investors and security holders may obtain a free copy of documents filed by Informatica with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain a free copy of Informatica’s filings with the SEC from Informatica’s website at http://investor.informatica.com/financial-info/sec-filings/default.aspx or by directing a request to: Informatica Corporation, 2100 Seaport Blvd, Redwood City, CA, 94063, Attn: Investor Relations, (650) 385-5261.

Informatica and certain of its directors, executive officers and affiliates may be deemed to be participants in the solicitation of proxies from stockholders of Informatica in favor of the proposed merger. Information about the directors and executive officers of Informatica is set forth in the proxy statement for Informatica’s 2014 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 8, 2014. Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement Informatica will file with the SEC.